Exhibit 99.2

Reconciliation of Non-GAAP Financial Measure

Free cash flow is defined as cash provided by operating activities less capital expenditures.  ATK management believes free cash flow provides investors with an important perspective on the cash available for debt repayment, share repurchase, and acquisitions after making the capital investments required to support ongoing business operations.  ATK management uses free cash flow internally to assess both business performance and overall liquidity.

	Year Ending March 31, 2005
	(Estimated)
Cash provided by operating activities	>$	180,000
Capital expenditures	>	(60,000)
Free cash flow	>$	120,000